CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT ("Agreement") executed as of this 20th day of March, 2002, is made by and between Michael Davidson, M.D. ("Consultant") and Vital Living, Inc., a Nevada corporation ("Company").

                               R E C I T A L S

      Company desires to utilize Consultant's experience, knowledge and abilities in the various aspects of its business. Consultant desires to render such consulting services subject to the terms and conditions of this Agreement.

     In consideration of the foregoing recitals and the mutual covenants and agreements contained herein, Consultant and Company agree as follows:

1.        CONSULTING SERVICES.

(a) The Company retains Consultant to provide the following consulting services (the "Consulting Services") to the Company:

(i) Establish and serve as the Chairman of the Company's scientific advisory board (the "Scientific Advisory Board") and in that capacity provide the Company the following service:

(1) Attending and participating in all Scientific Advisory Board meetings (Vital Living currently intends to convene one (1) in-person meeting and three (3) teleconference meetings of the Scientific Advisory Board per year);

(2) Developing, manufacturing and testing of nutraceutical formulations that are based on the best available scientific research, shown to be safe and effective in appropriately designed and controlled clinical trials, and proprietary to the Company ;

(3) Assisting the Company in the design and development of compliance and lifestyle programs intended to enhance patient compliance with the Company's nutraceuticals;

(4) Advising the Company on the needs of potential clients, partners, and other users, including practicing physicians, academic researchers, other health professional, and patients, and the design of products, services and offerings to address those needs;

(5) Introducing Vital Living to other thought leaders and persons who can assist the Company;

(6)  Assisting Vital Living in establishing itself and its products and
services   with  other  thought  leaders,  practicing  physicians,   academic
researchers, patients and other constituencies: and,

(ii) Making use of Vital Living's products and services.

(iii) Assist the Company in recruiting additional highly qualified individuals to serve as members of the Scientific Advisory Board.

(iv) Supervise the formulation of the Company's nutritional supplements ("Nutraceuticals") including the selection of ingredients, dosages, delivery methods, sources, manufacturing specifications and all other aspects of the design, development and manufacturing of the Nutraceuticals.

(v) Meet with Cardiologists, other physicians, and others to present information and explain the Company's products.

(vi) Design and implement the Company's program for conducting clinical trials to evaluate the safety and efficacy of the Company's products and write articles based on those trials for publication by leading peer reviewed journals.

(vii) Appear at and participate in medical conferences, meetings, conference calls, or other corporate promotional functions.

(viii) Assist the Company in developing and refining its programs and efforts to encourage mainstream physicians to incorporate the Company's products as integral components of their standard treatment protocols.

(ix) Perform such additional services as the Company and Consultant may agree upon.

(b) In performing the duties required under this Agreement, Consultant, at all times shall exercise his professional independent judgment, based on his training, experience and expertise. Consultant shall at all times comply with the ethical rules and opinions of the professional organizations of which he is a member. If any conflict arises between Consultant's duties hereunder and Consultant's ethical or other contractual obligations, Consultant shall immediately bring the matter to the attention of the chief executive officer, president or chairman of the board of directors of the Company.

(c) Consultant shall devote such time as is reasonably required to perform the Consulting Services.

(d)  Consultant shall provide the Consulting Services at such locations as
may   be   necessary  or  desirable  to  perform  such  Consulting   Services
effectively.

(e) Consultant and Company presently believe that effective performance will require Consultant to visit the Company's offices at least every other month during the Term.

2.   TERM AND TERMINATION.

(a) This Agreement shall commence on the execution date hereof (the "Effective Date") and shall automatically terminate (the period commencing upon the Effective Date and ending upon termination of this Agreement, the "Term") upon the termination of the two year period commencing on the Effective Date, or earlier as follows:

(i) by the Company at any time, with or without Cause (as defined below), provided that a termination of this Agreement for Cause shall be effective only upon 30 days written notice from the Company to the Consultant.

(ii) upon the death or disability of the Consultant.

(iii)     by mutual agreement of the Company and Consultant.

(iv) by Consultant for any reason, provided that a termination of this Agreement by the Consultant shall be effective only upon 30 days written notice from the Consultant to the Company.

(b) For purposes of this Agreement, Company shall have "Cause" to terminate this Agreement upon Consultant's:

(i)  Commission of a felony involving moral turpitude; or

(ii) death; provided that the Consultant's beneficiaries shall be entitled to receive his compensation through the last day of the month in which his death occurs; or

(iii) Commission of any act of fraud, theft, or embezzlement involving assets of the Company; or

(iv) Becoming physically or mentally disabled so that he is unable to perform his services for (I) a period of 60 consecutive days, or (II) for shorter periods aggregating 60 days during any twelve-month period. The Consultant shall become physically or mentally disabled so that he is unable substantially to perform his services for (i) a period of 30 consecutive days, or (ii) for shorter periods aggregating 30 days during any twelve-month period. Notwithstanding such disability the Company shall continue to pay the Consultant his compensation through the date of such termination.

(c) Upon the expiration or termination of this Agreement for any reason, (a) each party will be released from all obligations to the other arising after the date of expiration or termination, except that expiration or termination of this Agreement will not relieve either party of its obligations under Sections 3(b), 3(c), 6, 7, 8, or 9, nor will expiration or termination relieve Consultant or Company from any liability arising from any breach of this Agreement; and (b) Consultant will promptly notify Company of all Confidential Information and Subject Inventions, in Consultant's possession and promptly deliver to Company, or destroy at Company's request, all such materials.

3.   COMPENSATION AND EXPENSES.

(a) Commencing on the Effective Date and during the Term, Company shall compensate Consultant at the rate of $4,200 per month payable pursuant to the Company's payroll practices, as revised by the Company from time to time in its sole discretion. Consultant agrees that without breaching this Agreement, the Company may defer payment of Consultant's compensation if the Company is unable to compensate Consultant, provided that such deferral shall under no circumstances continue for a period of six months or more, and that any deferral of payment of Consultant's compensation for a period of six months or more shall constitute a breach of this agreement.. The determination of the Company's ability to compensate Consultant shall be at the sole discretion of the board of directors of the Company, provided, however, that (i) the Company's right to defer payment of Consultant's compensation shall terminate at such time as the Company shall have raised a total of at least $2 million from any one or more related or unrelated debt or equity financing transactions occurring after the date of this agreement;
(ii) the Company shall not defer payment of Consultant's compensation unless, either prior to or concurrently with the deferment of Consultant's salary, the Company ceases to pay any compensation to each of its then current Chief Executive Officer, Chairman, and President; and the Company shall not pay any compensation to its then current Chief Executive Officer, Chairman, or President until it has made payment in full of all deferred Consultant compensation; and (iii) if the Company defers payment of Consultant's compensation for a period of six months, Consultant may, at his option, terminate this Agreement by providing written notice of such termination to the Company.

(b) Company shall promptly pay or reimburse Consultant for the reasonable and necessary expenses incurred by Consultant in connection with the performance of his duties hereunder, including travel expenses incurred by Consultant at the request of Company and economy class travel to all Scientific Advisory Board meetings, subject to Company's receipt of such verification thereof as is reasonably required and subject to Company's general expense reimbursement policies.

(c) If Consultant is terminated by the Company other than for cause, or if Consultant terminates his engagement pursuant to Section 3(a)(iii) hereof, then Consultant shall be entitled to continue to receive his then current compensation for a period of six (6) months (such payments, the "Severance
Payments") pursuant to the payment schedule in effect for Consultant immediately prior to such termination; provided, that without limiting any other rights or remedies available to the Company, any violation of this Agreement by Consultant during the 6 month period commencing upon Consultant's termination shall terminate the Company's obligation to make Severance Payments.

4.   STOCK OPTIONS.

     Concurrently with the execution of this Agreement, the Company and Consultant shall enter into the Non-Qualified Stock Option Agreement attached hereto as Exhibit A.

5.   INDEPENDENT CONTRACTOR RELATIONSHIP.

(a) The relationship of Consultant to Company is that of an independent contractor and advisor only. Nothing contained in this Agreement shall be construed to create the relationship of employer and employee or principal and agent between Consultant and Company. Accordingly, Consultant shall not be entitled to any employee benefits, such as medical or other health insurance, available to employees of Company. In addition, Consultant is not a member, partner or joint venturer with Company, and nothing contained in this Agreement shall be construed so as to make such parties partners or joint venturers or to impose any liability as such on either of them. Consultant shall have no authority to bind Company to any agreement, obligation or commitment.

(b) It is understood and agreed that Consultant's duties and obligations to Company are fully expressed by the terms hereof. As long as Consultant's other business activities or services do not cause substantial interference with Consultant's performance of his duties under this Agreement or otherwise violate any other agreement between the Consultant and the Company, Consultant shall be entitled to engage in any other business activities he deems fit, as an owner, officer, director, partner, investor, employee, consultant or otherwise.

(c) Consultant shall be responsible for payment of any and all applicable federal, state and local income and other taxes, business license fees and workers' compensation and disability benefits which he may incur as a consequence of rendering the Consulting Services provided for herein. In the event that the Company is required to pay, or it is contended that the Company is required to pay any such employee taxes, penalties, interest, fines or assessments, Consultant agrees to hold harmless and indemnify the Company in full from and against any such taxes, penalties, fines or assessments, and attorneys' fees and other expenses which result from, or are incident to, any proceeding to establish or collect such taxes.

6.   CONFIDENTIALITY.

(a) "Confidential Information" shall mean all confidential or proprietary information of the Company whether developed by the Company, by Consultant within the scope of Consultant's engagement by the Company, or by third parties for the Company, including without limitation knowledge about business, marketing plans, pricing practices, products, formulation, ingredients, formulations, dosages, sources, methods of manufacturing and delivery, inventions, prototypes, formula, processes, programming techniques, experimental work, as well as information relating to the customers, clients and suppliers of Company. Confidential Information will not include, however, any information which is or becomes part of the public domain through no fault of Consultant or that Company regularly gives to third parties without restriction on use or disclosure.

(b) Consultant agrees to hold all such Confidential Information in strict confidence, not to disclose it to others or use it in any way, except in performing the Services, and not to allow any unauthorized person access to it, either before or after expiration or termination of this Agreement. Consultant further agrees to take all action reasonably necessary and satisfactory to protect the confidentiality of the Confidential Information.

7.   ASSIGNMENT OF INVENTIONS.

(a) "Inventions" shall mean all designs, discoveries, inventions, computer programs, procedures, improvements (whether or not patentable or whether or not copyrightable), modifications, enhancements, products, developments, drawings, notes, documents, information and materials, including any such items relating to the ingredients, formulations, dosages, sources, methods of manufacturing and delivery of Nutraceuticals, whether or not patentable and whether or not reduced to practice, together with each literary work of such owner, whether or not copyrightable.

(b) "Subject Inventions" shall mean all Inventions made by Consultant during the Term that result from any work performed by Consultant for the Company or were developed using the Company's equipment, supplies, facilities, or trade secret information.

(c) Consultant hereby assigns to the Company, without additional consideration to the Consultant, the entire right, title, and interest in and to the Subject Inventions and all confidential information, writings, apparatus, and other matter related to the Subject Inventions and in and to all proprietary rights therein or based thereon. Consultant understands and agrees that all materials included in any Subject Invention which is eligible for protection under the Copyright Laws shall be deemed specially commissioned by the Company and treated as "Works for Hire" under the Copyright Laws of the United States to the extent such materials fall within a category eligible for such treatment. In the event that such materials are not eligible to be treated as a Work for Hire, Consultant nonetheless shall, and hereby does, assign all of Consultant's interest in such work to the Company as the same is created by Consultant.

(d) During and after the Term, Consultant shall execute and deliver all written assignments, oaths, declarations, applications, and other documents as may be prepared by the Company to evidence and/or effect the assignments required by this Agreement.

(e) During and after the Term, Consultant shall provide the Company with all information, documentation, and assistance the Company may request to perfect, enforce, or defend any Subject Inventions or Proprietary Information under this Agreement. The Company, in its sole discretion, shall determine the extent of the proprietary rights, if any, to be protected in or based on the Subject Inventions and Proprietary Information. All such information, documentation, and assistance shall be provided at no additional expense to the Company, except out-of-pocket expenses which the Consultant incurred at the Company's request.

(f) Nothing in this Agreement shall affect in any way the ownership of, or rights to, any Inventions other than the Subject Inventions.

8.   CONFLICTS OF INTEREST

(a)  During the Term and for two (2) years thereafter, Consultant shall not:

(i) perform any services for any person or entity competing directly with the Company; or

(ii) directly or indirectly (other than for Company), sell or attempt to sell any Nutraceuticals to any person or entity which has been a customer of the Company during the Term, purchase or attempt to purchase (other than for Consultant's personal use) any Nutraceuticals from any person or entity which has been a vendor or supplier of Company during the Term, or use Consultant's personal knowledge or influence in relation to any person or entity which has at any time during such period been a customer, vendor, or supplier of Company in order to compete with Company.

(b)  During the Term and for two (2) years thereafter, Consultant shall not:

(i) directly or indirectly, induce or attempt to induce any employee, consultant, independent contractor, advisor, or other service provider of the Company to terminate such person's or entity's relationship with the Company;

(ii) directly or indirectly induce or attempt to induce any vendor, customer, or supplier, or any other person having a business relationship with Company, to terminate or adversely modify such person's or entity's relationship with the Company.

(c) Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall restrict Consultant from (a) designing and participating in the conduct of clinical trials related to cardiovascular and other diseases, (b) conducting academic research of any nature, or (c) performing any and all services required of Consultant in his role as the head of Preventive Cardiology at Rush Presbyterian St. Lukes.

9.   MISCELLANEOUS

(a) Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and Company's successors or assigns and the Consultant's heirs, executors and legal representatives, provided that this Agreement is a personal services contract and may not be assigned by Consultant without the prior written consent of Company.

(b) Publicity. Consultant shall not publicize or advertise in any manner that Consultant is performing the Consulting Services hereunder, without the prior written consent of Company. Consultant hereby grants to Company the right to use Consultant's name, likeness, and relationship with Company in and in connection with technical materials, various reports, brochures or other documents produced by or on behalf of Company.

(c) Assignment. Consultant may not assign this Agreement or any of Consultant's rights or delegate Consultant's duties under this Agreement either in whole or in part, whether by operation of law or otherwise, without the prior written consent of Company. Any attempted assignment or delegation without such consent will be void and of no force and effect.

(d) Equitable Remedies. Because the Services are personal and unique and because Consultant will have access to Confidential Information of Company, Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that Company may have for a breach of this Agreement.

(e) Attorneys' Fees. If any action is necessary to enforce the terms of this Agreement, the substantially prevailing party will be entitled to reasonable attorneys' fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

(f) Governing Law; Severability. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada excluding that body of law pertaining to conflict of laws. If any provision of this Agreement is for any reason found to be unenforceable, the remainder of this Agreement will continue in full force and effect.

(g) Notices. All notices and demands between the parties hereto shall be in writing and shall be served either by registered or certified mail, and such notices or demands shall be deemed given and made forty-eight (48) hours after the deposit thereof in the United States mail, postage prepaid, addressed to the party to whom such notice or demand is to be given or made, and the issuance of the registered receipt therefor. All notices and demands to Consultant or the Company may be given to them at the following addresses:


        If to Consultant:  Michael H. Davidson M.D.
                           140 Belle Avenue
                           Highland Park, Ill.  60035

        If to Company:   Vital Living, Inc.
                          2800 S. Rural Rd.
                          Tempe, AZ  85282

(h)   Counterparts.   This  Agreement may be executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

(i)   Captions.   The captions in this Agreement are for convenience  of
reference only and shall not define or limit any of the terms or provisions thereof.

(j) Modification. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the parties hereto.


                         [SIGNATURE PAGE TO FOLLOW]



     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written.





VITAL LIVING, INC., a Nevada corporation



/S/Bradley D. Edson
Bradley D. Edson, C.E.O.



MICHAEL DAVIDSON, M.D.


/S/Michael Davidson

                                  Exhibit A

                     NONQUALIFIED STOCK OPTION AGREEMENT


     THIS NONQUALIFIED STOCK OPTION AGREEMENT ("Agreement") is entered into as of March 20, 2002 (the "Grant Date"), by and between VITAL LIVING, INC., a Nevada corporation ("Company"), and Michael Davidson M.D. ("Optionee").

                               R E C I T A L S

  A. On July 31, 2001, the Board of Directors and Shareholders of the Company adopted the Vital Living, Inc. 2001 Stock Option Plan (the "Plan").

     B. Pursuant to the Plan, on March 20, 2002, the Board of Directors of the Company acting as the Plan Committee ("Committee") authorized granting to Optionee options to purchase shares of the common stock, $0.001 par value, of the Company ("Shares") for the term and subject to the terms and conditions hereinafter set forth.

                              A G R E E M E N T

     It is hereby agreed as follows:

1. CERTAIN DEFINITIONS. Unless otherwise defined herein, or the context otherwise clearly requires, terms with initial capital letters used herein shall have the meanings assigned to such terms in the Plan.

2. GRANT OF OPTIONS. The Company hereby grants to Optionee, a Non-Qualified Option ("Options") to purchase all or any part of 200,000 Shares, upon and subject to the terms and conditions of the Plan, which is incorporated in full herein by this reference, and upon the other terms and conditions set forth herein. The Option is not intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time.

3.   OPTION PERIOD/VESTING.

3.1 Subject to the provisions of Section 8, the Options shall be exercisable to purchase the Vested Shares at any time prior to expiration of the five (5) year period commencing upon the Grant Date (the "Expiration Date"), unless earlier terminated pursuant to Section 7.

3.2 Shares of Common Stock underlying this Option shall become "Vested Shares" as follows: (a) upon execution of this Option, 11,112 shares of Common Stock shall become Vested Shares, (b) so long as Holder is engaged by the Corporation pursuant to the Consulting Agreement to which this Option is an Exhibit (the "Consulting Agreement"), 11,112 shares of Common Stock shall become Vested Shares on 15th day of each month commencing upon April 15, 2002 for 16 months, and (c) 11,096 shares shall become Vested Shares on August 15, 2003.

4. METHOD OF EXERCISE. The Options shall be exercisable by Optionee by giving written notice to the Company of the election to purchase and of the number of Shares Optionee elects to purchase, such notice to be accompanied by such other executed instruments or documents as may be required by the Committee pursuant to this Agreement, and unless otherwise directed by the Committee, Optionee shall at the time of such exercise tender the purchase price of the Shares he has elected to purchase. An Optionee may purchase less than the total number of Shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than One Hundred (100) Shares. If Optionee shall not purchase all of the Shares which he is entitled to purchase under the Options, his right to purchase the remaining unpurchased Shares shall continue until expiration of the Options. The Options shall be exercisable with respect of whole Shares only, and fractional Share interests shall be disregarded.

5. AMOUNT OF PURCHASE PRICE. The purchase price per Share for each Share which Optionee is entitled to purchase under the Options shall be One Dollar ($1.00) per Share.

6. PAYMENT OF PURCHASE PRICE. The Optionee may pay for the Shares in any one, or combination thereof, of the following methods. The Company, upon receiving payment, shall make immediate delivery of such purchased shares, fully paid and non-assessable, registered in the name of Optionee.

6.1 Cash or like consideration. At the time of Optionee's notice of exercise of the Options, Optionee shall exercise the Option by notifying the Company of the number of shares that he desires to purchase and by delivering with such notice the cash or a certified bank check payable to the Company for the purchase price of the shares being purchased.

6.2 Common Stock. Optionee may make payment in whole or in part with shares of Common Stock. If payment is made in Common Stock, Optionee shall deliver to the Company certificates representing the number of shares of Common Stock in payment for new shares of Common Stock, duly endorsed for transfer to the Company, together with any written representations relating to title, liens and encumbrances, securities laws, rules and regulatory compliance, or other matters, reasonably requested by the Board of Directors. For purposes of determining the amount, if any, of the purchase price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise, as determined by taking the five (5) day average closing price of the Common Stock as quoted on the OTCBB or other national exchange.

6.3 Full Recourse Promissory Note. With approval of the Company's board of directors, Optionee may make payment in whole or in part with a promissory note ("Note"), providing for full recourse against Optionee upon default. The Note will be secured by the underlying shares of Common Stock issued pursuant to the Option and such Note must be reduced from the proceeds of the first sale of Common Stock by Optionee. The Note shall be payable over a period not exceeding two years at an interest rate of ten (10%) percent.

6.4 "Easy Sale" Exercise. When, and if, the Company's Common Stock is traded on the NASDAQ, AMEX, NYSE or like stock exchange with quantitative and qualitative listing requirements, Optionee may, in lieu of the other payment methods set forth in Section 6, when permitted by law and applicable regulations (including Nasdaq and NASD rules), pay the through a "same day sale" commitment from the Optionee (and if applicable a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer")), whereby the Optionee irrevocably elects to exercise this Option and to sell a portion of the shares so purchased to pay the purchase price and the Optionee (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such shares to forward the purchase price directly to the Company.

7.   REGISTRATION OF SHARES.

     The terms of the Registration Agreement attached hereto as Exhibit A are hereby incorporated herein.

8.   EFFECT OF TERMINATION OF EMPLOYMENT.

8.1 If an Optionee's employment or other relationship with the Company or a Subsidiary terminates, the effect of the termination on the Optionee's rights to acquire Shares shall be as follows:

(a)    Termination   by   the  Company  Other   Than   For   Cause.
Notwithstanding Section 3.2 above, if Optionee is terminated by the Company other than for Cause (as defined in the Consulting Agreement), or if Optionee terminates his engagement pursuant to Section 3(a)(iii) of the Consulting Agreement, than:

(1) the number of shares that are Vested Shares as of the date of termination shall be that number of shares that would have become Vested Shares if the Optionee's engagement was terminated one year after the actual date of termination.

(2) Optionee's Options shall expire upon the Expiration Date. Prior to the Expiration Date, Optionee may exercise his Options, but only with respect to the Vested Shares, taking into account the acceleration provision of Section 8.2(a)(1) and except as so exercised.

(b)    Other   Termination.   If  Optionee's  employment   by,   or
relationship with, the Company or a Subsidiary is terminated for Cause, Optionee's Option shall expire thirty (30) days after such termination; however, the Committee may waive the expiration of the Option by giving written notice of such waiver to Optionee. In the event of such waiver, Optionee may exercise the Option only to such extent, for such time, and upon such terms and conditions as if such Optionee had ceased to be employed by, or ceased to have a relationship with, the Company or a Subsidiary upon the date of such termination for a reason other than for cause.

9.   NON-TRANSFERABILITY OF OPTIONS.

     The Options shall not be transferable, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by Optionee.

10.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

     As used herein, the term "Adjustment Event" means an event pursuant to which the outstanding Shares of the Company are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise. Upon the occurrence of an Adjustment Event, (i) appropriate and proportionate adjustments shall be made to the number and kind and exercise price for the shares subject to the Options, and (ii) appropriate amendments to this Agreement shall be executed by the Company and Optionee if the Committee determines that such an amendment is necessary or desirable to reflect such adjustments. If determined by the Committee to be appropriate, in the event of an Adjustment Event which involves the substitution of securities of a corporation other than the Company, the Committee shall make arrangements for the assumptions by such other corporation of the Options. Notwithstanding the foregoing, any such adjustment to the Options shall be made without change in the total exercise price applicable to the unexercised portion of the Options, but with an appropriate adjustment to the number of shares, kind of shares and exercise price for each share subject to the Options. The determination by the Committee as to what adjustments, amendments or arrangements shall be made pursuant to this Section 10, and the extent thereof, shall be final and conclusive. No fractional Shares shall be issued on account of any such adjustment or arrangement.

11.  NO RIGHTS TO CONTINUED EMPLOYMENT OR RELATIONSHIP.

     Nothing contained in this Agreement shall obligate the Company to employ or have another relationship with Optionee for any period or interfere in any way with the right of the Company to reduce Optionee's compensation or to terminate the employment of or relationship with Optionee at any time.

12.  TIME OF GRANTING OPTIONS.

     The time the Options shall be deemed granted shall be the Grant Date.

13.  PRIVILEGES OF STOCK OWNERSHIP.

     Optionee shall not be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to Optionee. No Shares shall be purchased upon the exercise of any Options unless and until, in the opinion of the Company's counsel, any then applicable requirements of any laws, or governmental or regulatory agencies having jurisdiction, and of any exchanges upon which the stock of the Company may be listed shall have been fully complied with.

14.  SECURITIES LAWS COMPLIANCE.

     The Company will diligently endeavor to comply with all applicable securities laws before any stock is issued pursuant to the Options. Without limiting the generality of the foregoing, the Company may require from the Optionee such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the Optionee agree that any sale of the Shares will be made only in such manner as is permitted by the Committee. The Committee may in its discretion cause the Shares underlying the Options to be registered under the Securities Act of 1933 as amended by filing a Form S-8 Registration Statement covering the Options and the Shares underlying the Options. Optionee shall take any action reasonably requested by the Company in connection with registration or qualification of the Shares under federal or state securities laws.

15.  PLAN CONTROLS.

     The  Options shall be subject to and governed by the provisions  of  the
Plan.   All  determinations and interpretations  of  the  Plan  made  by  the
Committee shall be final and conclusive.

16.  SHARES SUBJECT TO LEGEND.

     The certificates evidencing such shares shall bear the following restrictive legend, unless and until such shares have been registered in accordance with the Securities and Exchange Act of 1933, as amended (the "Act"):

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT"), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN ANY MANNER UNLESS THEY ARE
REGISTERED UNDER SUCH ACT AND THE SECURITIES LAWS OR ANY APPLICABLE JURISDICTIONS OR UNLESS PURSUANT TO ANY EXEMPTION THEREFROM.

17.  COMPLIANCE WITH APPLICABLE LAWS.

     THE CORPORATION'S OBLIGATION TO ISSUE SHARES OF ITS COMMON STOCK UPON EXERCISE OF THE OPTIONS IS EXPRESSLY CONDITIONED UPON THE COMPLETION BY THE CORPORATION OF ANY REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES UNDER ANY STATE AND/OR FEDERAL LAW OR RULINGS OR REGULATIONS OF ANY GOVERNMENTAL REGULATORY BODY, OR THE MAKING OF SUCH INVESTMENT REPRESENTATIONS OR OTHER REPRESENTATIONS AND UNDERTAKINGS BY THE OPTIONEE OR ANY PERSON ENTITLED TO EXERCISE THE OPTION IN ORDER TO COMPLY WITH THE REQUIREMENTS OF ANY EXEMPTION FROM ANY SUCH REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES WHICH THE COMMITTEE SHALL, IN ITS SOLE DISCRETION, DEEM NECESSARY OR ADVISABLE. SUCH

REQUIRED REPRESENTATIONS AND UNDERTAKINGS MAY INCLUDE REPRESENTATIONS AND AGREEMENTS THAT THE OPTIONEE OR ANY PERSON ENTITLED TO EXERCISE THE OPTION
(i) IS NOT PURCHASING SUCH SHARES FOR DISTRIBUTION AND (ii) AGREES TO HAVE PLACED UPON THE FACE AND REVERSE OF ANY CERTIFICATES A LEGEND SETTING FORTH ANY REPRESENTATIONS AND UNDERTAKINGS WHICH HAVE BEEN GIVEN TO THE COMMITTEE OR A REFERENCE THERETO.


18.  MISCELLANEOUS.

18.1 Further Acts. Each party agrees to perform any further acts and execute and deliver any documents which may be necessary to carry out the provisions of this Agreement.

18.2 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and Company's successors or assigns and the Consultant's heirs, executors and legal representatives, provided that this Agreement is a personal services contract and may not be assigned by Consultant without the prior written consent of Company.

18.3 Attorneys' Fees. If any action is necessary to enforce the terms of this Agreement, the substantially prevailing party will be entitled to reasonable attorneys' fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

18.4 Governing Law; Severability. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada excluding that body of law pertaining to conflict of laws. If any provision of this Agreement is for any reason found to be unenforceable, the remainder of this Agreement will continue in full force and effect.

18.5 Notices. All notices and demands between the parties hereto shall be in writing and shall be served either by registered or certified mail, and such notices or demands shall be deemed given and made forty-eight (48) hours after the deposit thereof in the United States mail, postage prepaid, addressed to the party to whom such notice or demand is to be given or made, and the issuance of the registered receipt therefor. All notices and demands to Consultant or the Company may be given to them at the following addresses:

If to Optionee:     Michael H. Davidson, M.D.
                    140 Belle Avenue
                    Highland Park, Ill.  60035

If to Company:      Vital Living, Inc.
                    2800 S. Rural Rd.
                    Tempe, AZ  85282

18.6  Counterparts.   This  Agreement may be executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

18.7  Captions.   The captions in this Agreement are for convenience  of
reference only and shall not define or limit any of the terms or provisions thereof.

18.8  Modification.   Any  waiver,  modification  or  amendment  of  any
provision of this Agreement will be effective only if in writing and signed by the parties hereto.

                         [SIGNATURE PAGE TO FOLLOW]

        IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

                         "COMPANY"

                         VITAL LIVING, INC.,
                         a Nevada corporation



                         By:/S/Bradley D. Edson
                           Bradley D. Edson, C.E.O.


                         "OPTIONEE"



                         /S/Michael Davidson
                         Michael Davidson M.D.

                             EXHIBIT A TO OPTION

1.   DEFINITIONS.

     CAPITALIZED TERMS NOT DEFINED IN THIS EXHIBIT A  SHALL HAVE THE MEANING
SET FORTH IN THE OPTION TO WHICH THIS EXHIBIT IS ATTACHED.   FOR PURPOSES OF
THIS EXHIBIT A:

(a) Effective Date. The term "Effective Date" shall mean the Grant Date of the Option.

(b)  Holder.  The term "Holder" shall mean the Optionee.

(c) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended, (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement.

(d) Registrable Securities. The term "Registrable Securities" means: (1) any Common Stock of the Company issued or to be issued upon exercise of the Option and (2) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any option, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Common Stock described in clause (1) of this paragraph. Notwithstanding the foregoing, "Registrable Securities" shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Exhibit A are not assigned in accordance with this Agreement.

(e) Registrable Securities Then Outstanding. The number of shares of "Registrable Securities then outstanding" shall mean the number of shares of Common Stock of the Company that are Registrable Securities and (l) are then issued and outstanding or (2) are then issuable pursuant to an exercise of the Option or pursuant to conversion of securities issuable pursuant to an exercise of the Option.

(f) SEC. The term "SEC" or "Commission" means the U.S. Securities and Exchange Commission.

2.   PIGGYBACK REGISTRATIONS.

(a) The Company shall notify all Holders of Registrable Securities in writing at least ten (10) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company that will include shares of Common Stock that is then held by officers, directors or 10% or more beneficial owners of the Company's Common Stock (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, including registration statements relating to any employee benefit plan filed on Form S-8, but excluding any registration statements relating to any corporate reorganization filed on Form S-4) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within ten (10) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Underwriting. If a registration statement under which the Company gives notice under this Section 2 is for an underwritten offering, and notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall include in such offering at least that number of Holder's Registrable
Securities that is equal to the product of (a) the number of Holder's Registrable Securities with respect to which Holder has requested registration pursuant to the notice provisions described in Section 2.1; and
(b) a fraction (i) the numerator of which is equal to the number of shares that the underwriter(s) determine(s) it can underwrite and (ii) the denominator of which is the number of other shares of Common Stock of the Company requested to be included by the Company and other investors having written registration rights agreements with the Company respecting such shares ("Other Registrable Securities"). If Holder disapproves of the terms of any such underwriting, Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Expenses. All expenses incurred in connection with a registration pursuant to this Section 2 (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holders), including, without limitation all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company and Holder, shall be borne by the Company.

(d) No Limit on Registrations. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.

3.   DEMAND REGISTRATIONS.

(a) At any time after the earlier of (a) February 15, 2003, or (b) such time as the Company's Common Stock is traded on the NASDAQ, AMEX, NYSE or like stock exchange with quantitative and qualitative listing requirements, the Holder may request that the Company register any Registrable Securities. The Holder shall be entitled to one (1) such demand registration per twelve (12) month period (i.e. all registrations must be at least 12 months plus one day apart). The Optionee shall have the right to demand that the Company satisfy its obligations pursuant to this Section 3 by use of the SEC's Form S-8, or any successor form thereto, subject to applicable law, or such other SEC registration statement form as Holder may choose to request, including Form S-3 or any successor form thereto, or if Form S-3 is not available, Form S-1 or Form S-2, or any successor form thereto. Holder shall notify the Company in writing that it intends to offer or cause to be offered for public sale all or any portion of the Registrable Shares, and within ten (10) days of the receipt after such notice.

(b) Upon written request of Holder the Company will use its best efforts to cause all or any part of the Registrable Securities that may be requested by Holder to be registered under the Securities Act as expeditiously as possible.

(c) If Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as part of its request.

(d) Notwithstanding the foregoing, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 3: (i) if the Company shall furnish to Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, and that it is essential to the Company to defer the filing, in which event the Company shall have the right to defer the filing of the 3 registration statement for a period of not more than 120 days after receipt of the request of the Holder under this Section 3; provided, however that the Company shall not utilize this right more than once in any 12 month period; or (ii) during the period starting with the date 60 days prior to the Company's good faith estimate of filing of, and ending on a date 180 days after the effective date of, a registration statement filed under the Securities Act (other than a registration relating solely to the sale of securities to participants in a Company stock plan).

4. OBLIGATIONS OF THE COMPANY. WHENEVER REQUIRED TO EFFECT THE REGISTRATION OF ANY REGISTRABLE SECURITIES UNDER THIS AGREEMENT THE COMPANY SHALL, AS EXPEDITIOUSLY AS POSSIBLE:

(a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, provided, however, that the Company shall not be required to keep any such registration statement effective for more than one (1) year.

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities. If such securities are not being sold through underwriters, then the Company shall furnish, at the request and at the sole expense of any Holder requesting registration of Registrable Securities, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

5. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to effect the Registration of their Registrable Securities that the selling Holder shall furnish to the Company such information regarding himself, the Registrable Securities held by him, and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

6. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 2:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of

1934, as amended, (the "1934 Act"), against any losses, claims, damages, or Liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

(i)  any untrue statement or alleged untrue statement of a material fact
contained   in   such  registration  statement,  including  any   preliminary
prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

(iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

(b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the

Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable in indemnity by a Holder under this Section 6.2 in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c)  Notice.  Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 6 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.

(d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any

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such  controlling  person  in  circumstances  for  which  indemnification  is provided under this Section 6; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in
such   proportion  so  that  such  Holder  is  responsible  for  the  portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and
(B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f)  Survival.  The obligations of the Company and Holders under this
Section 6 shall survive until the fifth anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

7. TERMINATION OF THE COMPANY'S OBLIGATIONS. The Company shall have no obligations pursuant to Section 2 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2 more than five (5) years after the date of this Agreement.

8. Covenant. The Company hereby covenants to the Holder that at all times subsequent to the date of the Warrant, it shall file in a timely manner consistent with the requirements of the Securities Exchange Act of 1934, as amended (the "34 Act") all reports and other materials required to be filed pursuant to the 34 Act.


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